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                                                                   EXHIBIT 10.10

                         PROFESSIONAL SERVICES AGREEMENT

This master Professional Services Agreement ("AGREEMENT") is made as of the Effective Date specified at the end of this agreement by and between BLACKBAUD, INC. ("BLACKBAUD") a South Carolina corporation having a principal place of business at 2000 Daniel Island Drive, Charleston SC 29492 and <<customername>> ("CLIENT"), having a place of business at <<customeraddress>>. Collectively Blackbaud and Client shall be known as the "PARTIES".

The Parties agree as follows:

1. SERVICES PROVIDED BY BLACKBAUD. Blackbaud shall provide Client certain services ("SERVICES") specified in a properly executed Scope of Work ("SOW") to be incorporated herein and made a part hereof. Each SOW shall incorporate the terms and provisions of this Agreement. To the extent an SOW provides additional and/or conflicting terms to this Agreement, the terms of the SOW shall prevail. All Blackbaud subcontractors under an SOW, if any, shall be bound to perform all obligations under this Agreement as if they were being performed by Blackbaud.

2. CLIENT DUTIES. (a) Client shall perform such duties and tasks designated in an SOW to facilitate Blackbaud's performance of the Services outlined thereunder and provide Blackbaud with reasonable and necessary access to Client's facilities during Client's normal business hours and otherwise as reasonably requested by Blackbaud in order to facilitate Blackbaud's performance of the Services outlined in each SOW. (b) Client shall not contract for related services with any current or former Blackbaud employees or subcontractors for a period of six (6) months from the date agreement or employment relationship with Blackbaud terminated. Failure to comply with this provision may at Blackbaud's sole discretion result in (i) removal of all existing consultant resources from Client sites and/or (ii) the immediate termination of this Agreement and Blackbaud's obligation to provide any further Services.

3. FEES, EXPENSES, & PAYMENT. For all Services performed under an SOW or other request for Services that references this Agreement, Client shall: (i) pay Blackbaud in accordance with each SOW or at the then current Blackbaud standard rates, whichever are applicable; (ii) reimburse Blackbaud for all reasonable and necessary travel and living expenses Blackbaud incurs performing such Services, provided such expenses are incurred in compliance with Blackbaud's travel and expense policy, and provided further that such expenses are incurred pursuant to an applicable SOW or other request for Services by Client; and (iii) pay Blackbaud upon receipt of each invoice. All payments pursuant to this Agreement are non-refundable. Unless Client provides Blackbaud with a valid tax exemption or direct pay certificate upon execution of this Agreement, Client is responsible for all taxes, duties, and customs fees which may be assessed on the amounts paid for Services performed hereunder, excluding taxes based on Blackbaud's income or payroll. Blackbaud reserves the right to invoice Client the lesser of twelve percent (12%) annual interest or the highest interest rate allowable under applicable laws for any outstanding, undisputed invoice not paid within thirty (30) days after receipt. Blackbaud invoices shall describe the following: (i) the time period for which work and expenses are billed; (ii) the quantity of work performed; (iii) the hourly rates charged, if applicable; (iv) travel and living expenses by type and amount; and (v) totals.

4. INSURANCE. Blackbaud shall maintain statutory minimum Worker's Compensation and Employer's Liability Insurance as required by the laws of any state or country in which Services are performed.

5.   CONFIDENTIAL INFORMATION.

5.1 DEFINITION. The term "CONFIDENTIAL INFORMATION" shall mean: (i) any and all information which is disclosed by either party ("OWNER") to the other ("RECIPIENT") verbally, electronically, visually, or in a written or other tangible form which is either identified or should be reasonably understood to be confidential or proprietary; and (ii) the terms, including without limitation, the pricing, of this Agreement and any proposals or other documents that preceded this Agreement. Confidential Information may include, but not be limited to, trade secrets, computer programs, software, documentation, formulas, data, inventions, techniques, marketing plans, strategies, forecasts, client lists, employee information, financial information, confidential information concerning Owner's business or organization, as Owner has conducted it or as Owner may conduct it in the future. In addition, Confidential Information may include information concerning any of Owner's past, current, or possible future products or methods, including information about Owner's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, leasing, and/or software (including third party software).

5.2 TREATMENT OF CONFIDENTIAL INFORMATION. Owner's Confidential Information shall be treated as strictly confidential by Recipient and shall not be disclosed by Recipient to any third party except to those third parties operating under non-disclosure provisions no less restrictive than in this Section and who have a justified business "need to know". Client shall protect the deliverables resulting from Services with the same degree of care. This Agreement imposes no obligation upon the Parties with respect to Confidential Information which either party can establish by legally sufficient evidence: (a) was in the possession of, or was rightfully known by the Recipient without an obligation to maintain its confidentiality prior to receipt from Owner; (b) is or becomes generally known to the public without violation of this Agreement;
(c) is obtained by Recipient in good faith from a third party having the right to disclose it without an obligation of confidentiality; (d) is independently developed by Recipient without the participation of individuals who have had access to the Confidential Information; or (e) is required to be disclosed by court order or applicable law, provided notice is promptly given to the Owner and provided further that diligent efforts are undertaken to limit disclosure.

5.3  CONFIDENTIALITY AND DISCLOSURE OF PATIENT INFORMATION. Healthcare Clients
Only: Blackbaud does not expect to have access to confidential individually identifiable health information ("IIHI"), as that term is used in the Health Insurance Portability and Accountability Act ("HIPAA") in connection with its fundraising database analytical services. Because Blackbaud does have many healthcare clients and may inadvertently receive IIHI, it is Blackbaud's policy that it will: (i) treat all donor information in compliance with all applicable federal and state laws; and (ii) implement and use any and all reasonable means and appropriate safeguards to prevent the use or disclosure of IIHI and will immediately notify Client of any unauthorized use or disclosure of IIHI.

5.4 RIGHTS AND DUTIES. The Recipient shall not obtain, by virtue of this Agreement, any rights, title, or interest in any Confidential Information of the Owner. Within fifteen (15) days after termination of this Agreement, each party shall certify in writing to the other that all copies of Confidential Information in any form, including partial copies, have been destroyed, returned, or used solely as the Owner so directs.

5.5 SURVIVABILITY. The terms of this Section 5 shall survive termination of this Agreement. If the Parties have executed a separate agreement that contains confidentiality terms prior to or contemporaneously with this Agreement, those separate confidentiality terms shall remain in full force to the extent they do not conflict.

6.   INDEMNITY.

6.1 PATENT AND COPYRIGHT INDEMNITY. Blackbaud shall indemnify and defend Client against any claims that the Work Product (defined below) delivered to Client pursuant to an SOW infringes any United States or Canadian patent or copyright, provided that Blackbaud is given prompt notice of such claim and is given information, reasonable assistance, and the sole authority to defend or settle said claim. In the defense or settlement of any claim, provided the associated software license agreement between the Parties has not been terminated, Blackbaud shall, in its reasonable judgment and at its option and expense: (i) obtain for Client the right to continue using the Work Product; (ii) replace or modify the Work Product so that it becomes non-infringing while giving equivalent performance; or (iii) if Blackbaud cannot obtain the remedies in (i) or (ii), as its sole obligation, terminate the license for the infringing Work Product and return only the Services fees paid by Client for such Work Product. Blackbaud shall have no liability to indemnify and defend Client to the extent
(i) the alleged infringement is based on infringing information, data, software, applications, services, or programs created or furnished by or on behalf of Client (ii) the alleged infringement is the result of a modification made by anyone other than Blackbaud; or (iii) Client uses the Work Product other than in accordance with this Agreement, any delivered documentation under an SOW, or the underlying software license to use such Work Product.

6.2 INDEMNITY. Each party ("INDEMNIFYING PARTY") shall indemnify and hold the other party ("INDEMNIFIED PARTY") harmless against any third party claim, including costs and reasonable attorney's fees, in which the Indemnified Party is named as a result of the grossly negligent or intentional acts or failure to act by the Indemnifying Party, its employees or agents, while performing its obligations hereunder, which result in death, personal injury, or tangible property damage. This indemnification obligation is contingent upon the Indemnified Party providing the Indemnifying Party with prompt written notice of such claim, information, all reasonable assistance in the defense of such action, and sole authority to defend or settle such claim.

6.3 SURVIVAL. The terms of this Section 6 shall survive termination of this Agreement.

7. WARRANTIES AND REPRESENTATIONS. Each party warrants that it has the right and power to enter into this Agreement and an authorized representative has executed this Agreement. Blackbaud warrants that the Services will be performed in a professional and workmanlike manner in accordance with recognized industry standards. To the extent Services provided by Blackbaud are advisory, no specific result is assured or guaranteed. BLACKBAUD EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY (BY ANY TERRITORY OR JURISDICTION) TO THE EXTENT PERMITTED BY LAW, AND FURTHER BLACKBAUD EXPRESSLY EXCLUDES ANY WARRANTY OF NON-INFRINGEMENT, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY TO THE EXTENT PERMITTED BY LAW.

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8.   LIMITATION OF LIABILITY. EXCEPT FOR THE INDEMNIFICATION PROVIDED IN SECTION
6, BLACKBAUD'S MAXIMUM LIABILITY FOR ANY ACTION ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION AND WHETHER IN TORT OR CONTRACT, SHALL BE LIMITED TO THE AMOUNT OF SERVICES FEES PAID BY CLIENT FOR THE SERVICES FROM
WHICH THE CLAIM AROSE. IN NO EVENT SHALL BLACKBAUD BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE TO THE ALLOCATION OF RISK SET FORTH HEREIN.

9. RIGHTS TO WORK PRODUCT. Any expression or result of Blackbaud's Services, or the work, findings, analyses, conclusions, opinions, recommendations, ideas, techniques, know-how, designs, programs, tools, applications, interfaces, enhancements, software, and other technical information (collectively "WORK PRODUCT") created by Blackbaud in the course of performing the Services hereunder are the property of Blackbaud and are licensed to Client, without further license fees, pursuant to the Blackbaud software license(s) to which the consultation Services pertain, provided, however, to the extent such Work Product provided to Client by Blackbaud contains Client's Confidential Information, Client shall retain title to such Confidential Information. Client shall have no right to sublicense, transfer, assign, convey or permit any third party to use or copy any Work Product.

10. MAINTENANCE OF DEVELOPMENT WORK. Standard maintenance and support services offered by Blackbaud do not cover any customized software or new development created under an SOW. If available, maintenance and support may be addressed under a separate services agreement.

11. INDEPENDENT CONTRACTOR STATUS. Blackbaud performs this Agreement as an independent contractor, not as an employee of Client. Nothing in this Agreement is intended to construe the existence of a partnership, joint venture, or agency relationship between Client and Blackbaud.

12. NOTICE. All notices or other communications referenced under this Agreement shall be made in writing and sent to the address designated above, designated in a specific SOW, or designated from time to time in writing by the Parties. All notices shall be deemed given to the other party if delivered receipt confirmed using one of the following methods: registered or certified first class mail, postage prepaid; recognized courier delivery; or electronic mail.

13.1 TERMINATION OF PROFESSIONAL SERVICE. Unless otherwise agreed to, either party may terminate this Agreement or any SOW at any time by giving the other party written notice of termination. If this Agreement or an SOW is terminated by the Client, Client shall pay Blackbaud for all work performed and for all expenses incurred prior to the effective date of termination. Client shall also pay a termination fee equal to 25% of the total amount contracted for the professional service under the applicable SOW. If Client provides less than six
(6) business days advance notice of an SOW termination for which professional services have been scheduled, the termination fee payable as set forth above shall be equal to 100% of the scheduled service as set forth in the SOW.

13.2 POSTPONEMENT OF PROFESSIONAL SERVICE. No penalty will be assessed if Client postpones a scheduled professional service at least 20 business days or more before the start of the scheduled professional service. If Client postpones a scheduled professional service at least six (6) but less than twenty (20) business days before the start of the scheduled professional service, a penalty of 25% of the amount of the scheduled professional service may be assessed. If Client postpones a scheduled professional service less than six (6) business days before the start of the scheduled professional service, a penalty up to 100% of the scheduled service may be assessed.

14. WAIVER. No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option, or requiring performance shall be binding or construed as a waiver unless agreed to in writing by both parties.

15. FORCE MAJEURE. Except for Client's obligation to pay Blackbaud, neither party shall be liable for any failure to perform its obligations under this Agreement or any SOW if prevented from doing so by a cause or causes beyond its control, including without limitation, acts of God or public enemy, failure of suppliers to perform, fire, floods, storms, earthquakes, riots, strikes, war, and restraints of government.

16. SEPARATE AGREEMENTS. All Services provided herein are acquired separately from any software licenses agreed to between the Parties. Specifically, Client may acquire software licenses without acquiring consulting services. Client understands and agrees that this Agreement and any SOW is a separate and independent contractual obligation from any schedule relating to software licenses. Client shall not withhold payments that are due and payable under this Agreement because of the status of any software licenses or schedules, nor shall Client withhold payments that are due and payable relating to software licenses or schedules because of the status of work performed hereunder. In addition, the ability to provide such services are not exclusive or specific to Blackbaud and are commercially available from a variety of third party service providers.

17. DISPUTE RESOLUTION. Any disputes or claims under this Agreement or its breach shall be submitted to and resolved exclusively by arbitration conducted in accordance with American Arbitration Association rules. One arbitrator appointed under such rules shall conduct arbitration. Arbitration shall be in Charleston, S.C., and the laws of South Carolina shall be applied. Any decision in arbitration shall be final and binding upon the parties. Judgment may be entered thereon in any court of competent jurisdiction. Notwithstanding the above, Blackbaud may sue in any court for infringement of its proprietary or intellectual property rights.

18. GENERAL. This Agreement shall be governed by the laws of the State of South Carolina, excluding choice of law principles. Except as otherwise specifically stated herein, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy. If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless remain in full force and effect. This Agreement and the SOW(s) constitute the entire understanding between the Parties with respect to the subject matter herein and may only be amended or modified by a writing signed by a duly authorized representative of each party. This Agreement may be executed by facsimile. This Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations between the Parties regarding the subject matter contained herein. No purchase order or other ordering document that purports to modify or supplement the printed text of this Agreement or any Exhibit shall add to or vary the terms of this Agreement or Exhibit. All such proposed variations, edits, or additions (whether submitted by Blackbaud or Client) to this Agreement or to an SOW, are objected to and deemed material unless otherwise mutually agreed to in writing.

19. SPECIAL TERMS AND CONDITIONS PERTAINING TO DATA RESEARCH SERVICES. Client will be licensed to utilize its updated master file database, without restriction, once the Services are delivered by Blackbaud, with the understanding that the data provided is from proprietary sources and may be utilized for Client's internal purposes only.

1. Client represents and warrants that (i) it has all right and authority necessary to enter into and perform this Agreement; (ii) it owns all rights in and to data provided to Blackbaud for use in and in connection with the Services; (iii) Blackbaud's use of such materials in and in connection with the Services will not violate the rights of any third party.

2. If Email Append Services are part of this Order, Terms and Conditions on Attachments A and A-1 affixed hereto shall apply.

The Parties hereby agree to all of the above terms and have executed this Agreement by a duly authorized officer or officer representative.

EFFECTIVE DATE:

                                       ACCEPTED BY:  BLACKBAUD, INC.

ACCEPTED BY:  [CUSTOMERNAME]

_________________________________      __________________________________

Authorized Signature                   Authorized Signature

__________________________________     ANTHONY J. POWELL, CFRE - DIRECTOR,
Printed Name and Title                 CONSULTING SERVICES
                                       Printed Name and Title